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                                                                    EXHIBIT 10.4
                               MEDIA ARTS GROUP, INC.
                       1998 STOCK INCENTIVE PLAN (THE "PLAN")
                          INCENTIVE STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the
same defined meanings in this Incentive Stock Option Agreement.   You have been
granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Incentive Stock Option Agreement, as follows:



I.   NOTICE OF STOCK OPTION GRANT

 1.  NAME:                                                                     ("Grantee")

 2.  ADDRESS:

 3.  DATE OF GRANT:                                                            ("Grant Date")

 4.  TOTAL NUMBER OF COMMON SHARES
     GRANTED:                                                                  ("Option")

 5.  EXERCISE PRICE PER COMMON                                                 ("Exercise Price")
     SHARE:

 6.  TOTAL EXERCISE PRICE:                                                     ("Total Exercise Price")


 7.  TERM OF STOCK                    Ten (10) years from the Grant Date       ("Option Term")
     OPTION/EXPIRATION DATE:

 8.  VESTING SCHEDULE:                Date                                     % of Stock Options as to which Option is Vested
                                                                                per year






Media Arts Group, Inc.                                   Grantee:




By:
     ------------------------------            ----------------------
       Raymond A. Peterson                        (insert name)
     President & Chief Executive Officer

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II.  AGREEMENT


1.  GRANT OF OPTION      The Committee of the Plan hereby grants to the Grantee
                         named in the Notice of Grant attached as Part I of this Incentive Stock Option Agreement (the "Grantee") an option (the "Option") to purchase the number of Common
                         Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Incentive Stock Option Agreement, the terms and conditions of the Plan shall prevail.

                         This Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, to the extent that this Option exceeds the $100,000 rule of Code Section 422(d), it shall be treated as a Nonstatutory Stock Option ("NSO").

2. VESTING               The Option is exercisable during its term in accordance
                         with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Incentive Stock Option Agreement.

3. EXERCISE OF OPTION    (a)                      The Grantee may exercise the
                              Option with respect to all or any part of the number of Option Shares then exercisable hereunder by providing to the Secretary of the Company written notice of intent to exercise. The notice of exercise (in substantially the form attached hereto as EXHIBIT A or in such other form as shall then be acceptable to the Company (the "Exercise Form")) shall specify the number of Common Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Form shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Form accompanied by such aggregate Exercise Price.

                         (b)                      Payment by the Grantee of the
                              aggregate Exercise Price shall be made pursuant to
                              Article 6 of the Plan.

                         (c)                      No Common Shares shall be
                              issued pursuant to the exercise of this Option unless such issuance

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                              and exercise complies with all applicable local,
                              state and federal laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Grantee on the date the Option is exercised with respect to such Exercised Shares.

4. TERMINATION

                         (a)                      The Option and all rights
                              hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of the Option Term.

                         (b)                      Upon the occurrence of the
                              Grantee's ceasing for any reason to be employed by the Company (such occurrence being a "termination" of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee's employment, except in a case where the termination of the Grantee's employment is by reason of retirement, disability, death, voluntary termination or his or her being discharged not for good cause. Upon a termination of the Grantee's employment by reason of retirement, disability, death, voluntary termination or his or her being discharged not for good cause, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability, death, voluntary termination or his or her being discharged not for good cause: (i) the one-year period following the date of such termination of the Grantee's employment in the case of a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), (ii) the one-year period following Grantee's death, and
                              (iii) the three-month period following the date of such termination in the case of the Grantee's termination of employment by reason of his or her retirement, his or her voluntary termination or his or her being discharged not for good cause, unless the Grantee dies within said three-month period. In no event, however, shall any such period extend beyond the Option Term.

                         (c)                      In the event of the death of
                              the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

                         (d)                      A transfer of the Grantee's
                              employment between the Company and any subsidiary of

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                              the Company, or between any subsidiaries of the
                              Company, shall not be deemed to be a termination of the Grantee's employment.

                         (e)                      Notwithstanding any other
                              provisions set forth herein or in the Plan, if, as determined by the Committee within its sole discretion, the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any subsidiary of the Company, (ii) breach any covenant not to compete, or employment contract, with the Company or any subsidiary of the Company, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon or any subsidiary of the Company), then immediately upon the Committee's determination, any unexercised portion of the Option as of the date of such determination shall terminate and be void.

5. RESTRICTIONS ON SALE
                         By signing this Incentive Stock Option Agreement, the Grantee agrees not to sell any Exercised Shares at a time when any applicable law, regulation or Company policy prohibits a sale. This restriction will apply as long as the Grantee is an employee of the Company (or a subsidiary).

6. TRANSFER OF STOCK OPTIONS
                         During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in cases of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. The terms of the Plan and this Incentive Stock Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

7. EMPLOYMENT            The granting of the Option or its exercise shall not be
                         construed as granting to the Grantee any right with respect to continuance of employment of the Company.
                         Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company to terminate at will the Grantee's employment at any time with or without cause (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the employer or on behalf of the employer (whichever the case may be), and acknowledged by the Grantee.

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8. NOTICE
                         All notices and other communications under this Incentive Stock Option Agreement shall be in writing. Unless and until the Grantee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Incentive Stock Option Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                                        MEDIA ARTS GROUP, INC.
                                        521 Charcot Avenue
                                        San Jose, California  95131
                                        Attn:  James F. Landrum, Jr.
                                               Snr. Vice President & General
                                               Counsel

                         Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for the Grantee and related to this Incentive Stock Option Agreement, if not delivered by hand, shall be mailed to Grantee's last known address as shown on the Company's payroll records. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Incentive Stock Option Agreement shall be deemed received only when actually received.

9. APPLICABLE LAW
                         This Incentive Stock Option Agreement shall be construed and interpreted pursuant to the internal substantive laws, but not the choice of law rules, of the State of California, and the parties hereto submit and consent to the jurisdiction of the courts of the State of California, including Federal Courts located therein, should Federal jurisdiction requirements exist in any action brought to enforce (or otherwise relating to) this Incentive Stock Option Agreement. Notwithstanding the proceeding sentence, nothing contained in this Incentive Stock Option Agreement shall preclude the Company from bringing an action in any appropriate forum to enforce the terms and provisions of this Incentive Stock Option Agreement. Grantee hereby consents to the exclusive jurisdiction of any State or Federal court empowered to enforce this Incentive Stock Option Agreement in the State of California, Santa Clara County, and waives any objection thereto on the basis of personal jurisdiction or venue.

10. ENTIRE AGREEMENT
                         This Incentive Stock Option Agreement and the Plan constitute the entire understanding between the Grantee and the Company with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof.
                         This Incentive

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                         Stock Option Agreement may be amended only in writing
                         signed by the Grantee and an authorized officer of the Company.

By the Grantee's signature and the signature of the Company's representative on the Notice of Grant, the Grantee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Incentive Stock Option Agreement. The Grantee has reviewed the Plan and this Incentive Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Incentive Stock Option Agreement and fully understands all provisions of the Plan and Incentive Stock Option Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Committee upon any questions relating to the Plan and the Incentive Stock Option Agreement.


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